UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2010 (October 26, 2010)

Aircastle Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 300 First Stamford Place,
Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 26, 2010, Aircastle Limited (the “Issuer”), completed its offer to exchange up to $300 million of its outstanding 9.75% Senior Notes due 2018 (the “Original Notes”) for 9.75% Senior Notes due 2018 that have been registered under the Securities Act of 1933, as amended (the “New Notes”).  The exchange offer was made in order to satisfy certain obligations of the Issuer contained in a Registration Rights Agreement, dated as of July 30, 2010.

The exchange offer expired at 5:00 p.m., New York City time, on October 25, 2010.  All $300 million in aggregate principal amount of the Original Notes were exchanged.  The New Notes are substantially identical to the Original Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended, and, as a result, the transfer restrictions and registration rights provisions applicable to the Original Notes do not apply to the New Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant) By: /s/ David Walton_________________________________ David Walton Chief Operating Officer, General Counsel and Secretary
Date: October 26, 2010